SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina	28277
Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Curtiss-Wright Corporation (the “Company”) held its Annual Meeting of Stockholders on May 6, 2016. The following matters set forth in the Company’s Proxy Statement dated March 22, 2016, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHELD
David C. Adams	38,005,039	907,959
Dean M. Flatt	38,685,285	227,713
S. Marce Fuller	38,614,064	298,934
Rita J. Heise	38,763,016	149,982
Allen A. Kozinski	38,643,072	269,926
John R. Myers	38,575,744	337,254
John B. Nathman	38,683,873	229,125
Robert J. Rivet	38,797,251	115,747
Albert E. Smith	38,682,559	230,439
Peter C. Wallace	38,778,460	134,538

2.	A proposal seeking ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS
41,387,726	209,190	24,346

3.
A proposal seeking approval, on an advisory basis, of a resolution approving the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
37,537,348	1,270,004	105,646	2,708,264

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice President and
Chief Financial Officer

Date: May 9, 2016